Exhibit 10.03

[R&G Financial Corporation Letterhead]

CONFIDENTIAL

[Name of Executive]

[Title]

R&G Financial Corporation

San Juan, Puerto Rico

Dear [Name of Executive]:

This Agreement (the “Agreement”) sets forth the terms and conditions pursuant to which R&G Financial Corporation (the “Company”) will pay you the amount (the “Change of Control Bonus”) of $_________ [an amount equivalent to the Executive’s annual compensation (base salary plus the last performance bonus)] in the event that a “Change of Control” (as defined below) should occur with respect to the Company between the date hereof and December 31, 2008.

Your right to receive payment of the Change of Control Bonus shall be also contingent upon your continued employment with the Company from the date hereof through and until the Effective CC Date (as defined below).

For purpose of this Agreement, a “Change of Control” of the Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1.01 of the requirements for filing of Current Reports on Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or (ii) results in a Change in Control of the Company within the meaning of any applicable statute or regulations of the Company’s primary federal regulators as in effect on the date hereof; or (iii) without limitation, such a Change in Control shall be deemed to have occurred at such time as (A) any “person” (as the term is used in Section 13(d) under the Exchange Act) other, directly or indirectly, after the date hereof becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of voting securities of the Company representing 20% or more of the Company’s outstanding voting securities or right to acquire such securities, except for any voting securities of the Company purchased by any employee benefit plan of the Company, or (B) individuals who constitute the Board of Directors of the Company on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by a Nominating Committee Solely comprised of members who are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs or is effectuated in which the Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required federal regulatory approvals not including the lapse of any statutory waiting periods, or (D) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or its subsidiaries with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Company or its subsidiaries shall be distributed; or (E) a tender offer is made and accepted for 20% or more of the voting securities of the Company or its subsidiaries. Notwithstanding anything to the contrary, the sale or merger of any subsidiary of the Company shall not constitute a “Change of Control” for purposed of this Agreement.

“Effective CC Date” means the date as of which a Change of Control shall be consummated and become effective, after receipt of any and all applicable regulatory and/or shareholder approvals therefor and the lapse of any applicable waiting period therefor, and without any pending approvals, actions, or filings for its consummation and effectiveness.

You are referred to in this Agreement as “you” or “the Executive.”

Your right to receive the Change of Control Bonus is also subject to the following terms and conditions:

1.    By agreeing to the terms and conditions of this Agreement, you indicate your intent and agreement to continue to be employed by the Company through and until the Expiration Date, and you will devote your best efforts and all of your business time, attention, and skill to the performance of the duties associated with your employment. You will also perform such other duties as the Chairman of the Board and/or the Chief Executive Officer of the Company may in good faith assign to you, which shall not be inconsistent with your position with the Company.

2.    The Change of Control Bonus shall be payable separately from, and in addition to, any other compensation and benefits to which you are entitled for your employment and performance; provided, however, that the Change of Control Bonus shall not be considered as earnings, compensation, or otherwise for purposes of determining your benefits under any other plan or program of the Company (including, without limitation, any bonus, stock option, disability, life insurance, and/or retirement benefits under any qualified or unqualified plan.) Your entitlement to any compensation or benefits other than the Change of Control Bonus provided herein shall be determined in accordance with the compensation and employee benefit plans of the Company as in effect from time to time and as may be modified.

3.    This Agreement shall not confer, and shall not be construed as conferring, any legal or other right for the continuation of your employment with the Company for any period. The Company expressly reserves the authority (which may be exercised at any time and without regard to any Change of Control or the Expiration Date) to discharge you from your employment, and such discharge shall not entitle you to the Change of Control Bonus, but in any event such discharge shall be without prejudice to any other rights you may have in the event of such termination under any plan and/or under any applicable law.

4.     Termination of Employment Prior to a Change of Control.

(a) If you terminate your employment for any reason, or if your employment is terminated by the Company for cause as such term is defined in your Employment Agreement, prior to the Effective CC Date, you will not be entitled to the Change of Control Bonus.

(b) Any termination of your employment by the Company shall be effective in accordance with the terms of your Employment Agreement with the Company.

5.    This Agreement sets forth the entire agreement of the parties with respect to the Change of Control Bonus and supersedes any and all agreements, oral or written, with respect thereto.

6.    The validity, interpretation, construction, and performance of this Agreement shall in all respects be governed by the laws of the Commonwealth of Puerto Rico.

7.    The payment of the Change of Control Bonus hereunder shall be subject to all income tax, social security, and other applicable taxes and/or other amounts required to be withheld by the Company pursuant to federal or Commonwealth laws.

8.    You shall not assign, pledge or otherwise transfer all or any portion of the Change of Control Bonus or any other rights conferred to you under this Agreement, and any attempted assignment, pledge or other transfer by you (other than by will or the laws of descent and distribution) shall cause any right that you may have to receive payment of the Change of Control Bonus (or any portion thereof) to be immediately forfeited.

9.    No provision of this Agreement may be modified, altered, or amended except by an instrument in writing executed by (a) you and (b) the Chief Executive Officer or the Director of the Human Resources Department of the Company, on behalf of the Company.

10. Arbitration.

(a) By signing this Agreement, you agree that all claims or disputes covered by this Agreement or otherwise arising out of or relating to your right or entitlement to, or forfeiture of, the Change of Control Bonus, and which disputes or claims cannot be resolved informally, must be submitted to binding arbitration and that this arbitration will be the sole and exclusive remedy for resolving any such claim or dispute. This promise to resolve claims by arbitration is equally binding upon both you and the Company.

(b) Any arbitration will be administered by the American Arbitration Association under its Commercial Arbitration Rules, and any arbitration shall take place in San Juan, Puerto Rico. The arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the arbitrator deems necessary. The decision of the arbitrator shall be final and binding and judgment upon the award may be entered in any court having jurisdiction thereof.

(c) The Company shall pay the costs of arbitration and each party shall bear its own expenses; provided, however, that if you are the prevailing party in any such proceeding, the

Company shall reimburse you for your reasonable costs and expenses, including attorney’s fees, incurred in connection with such proceeding.

(d) The arbitration proceedings and the decision rendered by the arbitrator shall remain strictly confidential.

(e) The arbitration provisions of this Section shall survive termination of this Agreement.

(f) If, notwithstanding the foregoing provisions of this Section, any claim, arising under this Agreement is found not to be subject to final and binding arbitration, the parties agree to waive any right to a jury trial if such claim is brought in federal court.

11.    Notwithstanding anything to the contrary, the Expiration Date shall be extended until the Effective CC Date if the shareholders of the Company and the applicable regulatory agencies shall have approved the Change of Control prior to the Expiration Date, but the consummation and effectiveness thereof shall be pending as of the Expiration Date.

* * *

If you accept the terms of this Agreement, please read the “Statement of Agreement and Acceptance by Executive” and sign in the space provided.

Very truly yours,

R&G FINANCIAL CORPORATION

By:
Name: Position:	[Name of Executive] [Title]

STATEMENT OF AGREEMENT AND ACCEPTANCE BY EXECUTIVE:

I hereby accept and agree to be bound by the terms of the foregoing Agreement, and I further declare and represent that I have carefully read and fully understand the terms of this Agreement, and that I knowingly and voluntarily, of my own free will, without any duress, being fully informed and after due deliberate thought and action, accept the terms of and sign the same as my own free act.

[Name of Executive]

Date: